Exhibit 107

Calculation of Registration Fee

CRISPR Therapeutics AG

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered (Form S-8)

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	2018 Stock Option and Incentive Plan	457(h)	1,000,000	$56.15	(3)	$56,150,000	(2)	0.0001476	$8,287.74
	Total Offering Amounts					$56,150,000			$8,287.74
	Total Fee Offsets								$—
	Net Fee Due								$8,287.74

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents an increase to the number of shares available for future issuance under the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan, as amended by the Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto, and as further amended by the Amendment No. 5 thereto (such plan and Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4, the “2018 Plan” and such Amendment No. 5, the “Plan Amendment”). Shares available for issuance under the 2018 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 1, 2018, on a registration statement on Form S-8 filed with the Commission on July 29, 2019, on a registration statement on Form S-8 filed with the Commission on July 27, 2020, on a registration statement on Form S-8 filed with the Commission on August 8, 2022 and on a registration statement on Form S-8 filed with the Commission on August 7, 2023.

(3) Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The Nasdaq Global Market on August 1, 2024.